                                                                    EXHIBIT 99.2




                               WALDORF CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS


August 9, 1996, except as to
  Note 15 which is as of
  January 21, 1997

To the Board of Directors and Stockholder of Waldorf Corporation

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, stockholder's equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Waldorf Corporation (a wholly-owned subsidiary of Wabash Corporation) and its subsidiary at June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 15, on January 21, 1997, Rock-Tenn Company purchased all of the issued and outstanding shares of Wabash Corporation, the Company's parent.





Price Waterhouse LLP
Minneapolis, Minnesota

                               WALDORF CORPORATION
                           CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)



                                                                                    June 30,
                                                              September 30,   -------------------
                                                                  1996         1996         1995
                                                                  ----         ----         ----
                                                              (Unaudited)
ASSETS

Current assets:
   Cash and cash equivalents                                  $   4,185    $   1,617    $   1,628
   Accounts receivable, less allowance for doubtful accounts
     of $442, $453 and $530, respectively                        25,848       25,244       30,324
   Inventories                                                   22,736       24,759       25,363
   Prepaid items and other assets                                 4,365        4,543        5,057
   Deferred income taxes                                          4,236        4,186        4,126
   Prepaid income taxes                                              79                     1,301
                                                              ---------    ---------    ---------
       Total current assets                                      61,449       60,349       67,799

Property, plant and equipment:
   Land and buildings                                            31,363       31,756       30,741
   Machinery and equipment                                      184,213      182,262      160,098
                                                              ---------    ---------    ---------
                                                                215,576      214,018      190,839
   Less - accumulated depreciation                              (84,065)     (80,736)     (67,886)
                                                              ---------    ---------    ---------
                                                                131,511      133,282      122,953
Other assets                                                      2,693        3,267        5,463
                                                              ---------    ---------    ---------
Total assets                                                  $ 195,653    $ 196,898    $ 196,215
                                                              =========    =========    =========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
   Current portion of long-term debt                          $   2,405    $   2,699    $  21,811
   Accounts payable                                              19,866       21,497       27,666
   Accrued liabilities                                           23,654       27,894       25,640
   Accrued income taxes                                           2,159        2,815
                                                              ---------    ---------    ---------
       Total current liabilities                                 48,084       54,905       75,117

Long-term debt                                                  146,500      143,081      142,018
Deferred income taxes                                            21,279       20,829       18,452
                                                              ---------    ---------    ---------
       Total liabilities                                        215,863      218,815      235,587

Commitments and contingencies (Note 11)

Stockholder's equity (deficit):
   Common stock, $1 par value; 12,500 shares authorized;
     10,000, 10,000 and 10,892 shares issued, respectively;
     10,000 outstanding                                              10           10           11
   Treasury stock                                                                         (13,966)
   Capital in excess of par                                                                11,238
   Accumulated deficit                                          (19,426)     (21,124)     (35,769)
   Cumulative translation adjustment                               (794)        (803)        (886)
                                                              ---------    ---------    ---------
       Total stockholder's equity (deficit)                     (20,210)     (21,917)     (39,372)
                                                              ---------    ---------    ---------

Total liabilities and stockholder's equity (deficit)          $ 195,653    $ 196,898    $ 196,215
                                                              =========    =========    =========



        (See accompanying notes to the consolidated financial statements)

                               WALDORF CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                             (dollars in thousands)


                                            Three Months Ended            For the Years Ended
                                               September 30,                    June 30,
                                        -----------------------    -----------------------------------
                                           1996          1995        1996          1995         1994
                                           ----          ----        ----          ----         ----
                                        (Unaudited)  (Unaudited)
Net sales                                $  86,980    $  99,413    $ 377,069    $ 371,215    $ 343,479

Costs and expenses:
   Cost of goods sold                       75,672       81,979      309,685      309,361      274,593
   Selling, general and administrative       5,605        7,105       24,565       27,366       23,988
   Other (income) expenses, net               (472)        (320)      (3,267)        (633)       2,531
                                         ---------    ---------    ---------    ---------    ---------
                                            80,805       88,764      330,983      336,094      301,112
                                         ---------    ---------    ---------    ---------    ---------
Income before interest and taxes             6,175       10,649       46,086       35,121       42,367

Interest expense                             3,063        4,713       14,215       13,122        7,776
                                         ---------    ---------    ---------    ---------    ---------

Income before taxes                          3,112        5,936       31,871       21,999       34,591

Provision for income taxes                   1,414        2,675       14,499        9,853       14,145
                                         ---------    ---------    ---------    ---------    ---------

Net income                               $   1,698    $   3,261    $  17,372    $  12,146    $  20,446
                                         =========    =========    =========    =========    =========




        (See accompanying notes to the consolidated financial statements)

                               WALDORF CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (dollars in thousands)



                                                      Three Months Ended              For the Years Ended
                                                          September 30,                     June 30,
                                                   -------------------------      -------------------------------
                                                       1996          1995         1996        1995          1994
                                                       ----          ----         ----        ----          ----
                                                   (Unaudited)   (Unaudited)
Cash flow from operating activities:
   Net income                                       $   1,698    $   3,261    $  17,372    $  12,146    $  20,446
   Adjustments to reconcile net income
     to net cash provided by operating
     activities:
     Depreciation and amortization                      3,509        2,967       15,379       13,218       14,280
     Deferred income taxes                                400          500        2,317        1,442        1,441
   Net changes in assets and liabilities:
     Accounts receivable                                 (604)      (3,633)       5,094       (7,023)         552
     Inventories                                        2,023       (1,931)         650       (2,564)       2,841
     Prepaid items and other assets                                                 513          492         (388)
     Other assets                                         562       (1,338)        (389)      (1,517)      (1,862)
     Accounts payable                                  (1,631)      (4,082)      (6,188)       4,049          644
     Accrued liabilities                               (4,240)       1,404        2,134          453          784
     Accrued/prepaid income taxes                        (657)       1,362        4,237       (2,534)      (2,782)
                                                    ---------    ---------    ---------    ---------    ---------
         Net cash provided (used) by
           operating activities                         1,060       (1,490)      41,119       18,162      166,543

Cash flows from investing activities:
   Capital expenditures                                (1,617)      (8,849)     (23,256)     (27,200)     (11,283)
   Proceeds from sale of equipment                                                   53          291        1,371
                                                    ---------    ---------    ---------    ---------    ---------
         Net cash used in investing activities         (1,617)      (8,849)     (23,203)     (26,909)      (9,912)

Cash flows from financing activities:
   Proceeds from borrowings                             3,478      166,543      166,543       27,236      131,000
   Payments on long-term debt                            (353)    (156,369)    (184,456)     (10,889)     (77,322)
   Proceeds from issuance of common
     stock                                                                                                    536
   Dividend to parent company                                                                             (80,000)
   Redemption of common stock                                                                 (7,841)      (1,785)
                                                    ---------    ---------    ---------    ---------    ---------
         Net cash provided by (used in)
           financing activities                         3,125       10,174      (17,913)       8,506      (27,571)

Effect of exchange rate on cash balances                                            (14)         (12)         (14)
                                                    ---------    ---------    ---------    ---------    ---------

Net increase (decrease) in cash and
  cash equivalents                                      2,568         (165)         (11)        (253)      (1,541)
Cash and cash equivalents at beginning
  of year                                               1,617        1,628        1,628        1,881        3,422
                                                    ---------    ---------    ---------    ---------    ---------
Cash and cash equivalents at end
  of year                                           $   4,185    $   1,463    $   1,617    $   1,628    $   1,881
                                                    =========    =========    =========    =========    =========



Supplemental disclosure of cash flow information:
   Cash paid for interest                                                     $  10,651    $  12,890    $   7,732
   Cash paid for income taxes                                                 $  75,000    $  10,700    $  15,000




        (See accompanying notes to the consolidated financial statements)

                               WALDORF CORPORATION
            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                             (dollars in thousands)



                                                                                                                         Total
                                                                                  Capital    Cumulative               Stockholder's
                                                         Common     Treasury     in Excess  Accumulated  Translation     Equity
                                                         Stock        Stock       of Par      Deficit     Adjustment    (Deficit)
                                                         -----        -----       ------      -------     ----------    ---------
Balance at June 30, 1993                                 $   11     $ (1,663)    $ 10,702    $ 11,639     $ (442)        $ 20,247

   Net income                                                                                  20,446                      20,446
   Dividend to parent company                                                                 (80,000)                    (80,000)
   Issuance of 53 shares of common stock                                              536                                     536
   Repurchase of 181 shares of common stock                           (1,785)                                              (1,785)
   Foreign currency translation adjustment                                                                  (492)            (492)
                                                         ------     --------     --------    --------     ------         --------

Balance at June 30, 1994                                     11       (3,448)      11,238     (47,915)      (934)         (41,048)

   Net income                                                                                  12,146                      12,146
   Repurchase of 892 shares of common stock                          (10,518)                                             (10,518)
   Foreign currency trnslation adjustment                                                                     48               48
                                                         ------     --------     --------    --------     ------         --------

Balance at June 30, 1995                                     11      (13,966)      11,238     (35,769)      (886)         (39,372)

   Retirement of treasury stock                              (1)      13,966      (11,238)     (2,727)
   Net income                                                                                  17,372                      17,372
   Foreign currency translation adjustment                                                                    83               83
                                                         ------     --------     --------    --------     ------         --------

Balance at June 30, 1996                                     10                               (21,124)      (803)         (21,917)

   Net income (unaudited)                                                                       1,698                       1,698
   Foreign currency translation adjustment (unaudited)                                                         9                9
                                                         ------     --------     --------    --------     ------         --------

Balance at September 30, 1996 (unaudited)                $   10     $            $           $(19,426)    $ (794)        $(20,210)
                                                         ======     ========     ========    ========     ======         ========




       (See accompanying notes to the consolidated financial statements)

                               WALDORF CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (dollar amounts in thousands, except as otherwise noted)



NOTE 1 - ORGANIZATION AND OPERATIONS

Waldorf Corporation, ("Waldorf" or the "Company"), a wholly-owned subsidiary of Wabash Corporation ("Wabash"), is a manufacturer of recycled coated paperboard, recycled corrugated medium, and folding cartons used in consumer packaging.


NOTE 2 - ACCOUNTING POLICIES

A. Principles of Consolidation - The consolidated financial statements include the accounts of Waldorf Corporation and its Canadian subsidiary, WALDORF INC. All intercompany accounts and transactions have been eliminated.

B. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

C. Revenue Recognition - Revenue is recognized when product is shipped to the customer.

D. Cash and Cash Equivalents - Cash and cash equivalents include investments with original maturities of less than 90 days.

E. Inventories - Inventories are valued at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for inventories held by U.S. operations and by the first-in, first-out (FIFO) method for inventories held by the Company's Canadian subsidiary. Substantially all inventories are purchased or manufactured subject to customer purchase orders.

F. Property, Plant, and Equipment - Property, plant and equipment are stated at cost and depreciated for financial reporting purposes over estimated useful lives using the straight-line method. Gains or losses on the disposition of assets are recorded in current income. Maintenance and repairs are charged to operations and improvements are capitalized.

G. Income Taxes - Deferred income taxes are provided using the liability method. Under this method, deferred tax assets and liabilities are measured using the tax rates expected to be in effect when the assets are realized or liabilities settled. Deferred income taxes arise primarily due to differences in the treatment of depreciation and certain accrued liabilities for financial statement and income tax purposes.

H. Pensions - Pension costs are determined on an actuarial basis. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Benefits are determined using a career-pay formula.

I. Treasury Stock - Treasury stock is recorded at cost. During fiscal 1996, the Company's Board of Directors authorized the retirement of all stock held in treasury.

J. Foreign Currency Translation - Foreign currency transactions and financial statements are translated into U.S. dollars at current rates, except that revenues, costs and expenses are translated at average rates during the reporting period. Gains and losses resulting from foreign currency transactions are included in income currently, while those resulting from translation of financial statements are excluded from the statement of income and are credited or charged directly to a separate component of stockholder's equity.

K. Financial Instruments - Interest rate swaps and collars are used to hedge financial risk caused by fluctuating interest rates. The differential to be paid or received is accrued and included in interest expense.

L. Fair Value Disclosure of Financial Instruments - The carrying amounts of the cash, short-term trade receivables and payables approximate fair market value. Additionally, the fair value of the senior notes is determined using discounted cash flows based on the Company's estimated current interest rate for similar types of borrowings. The carrying values of other long-term debt approximate their fair value. The fair value of the interest rate swap and collar agreements is estimated based upon current settlement prices.

M. Unaudited Interim Financial Statements - The interim financial data as of and for the three months ended September 30, 1996 and 1995 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.


NOTE 3 - INVENTORIES

Inventories consist of the following:

                                                             June 30,
                                  September 30,    --------------------------
                                      1996             1996           1995
                                      ----             ----           ----
                                  (Unaudited)
Raw materials                     $     5,548      $     5,724    $    10,446
Work-in-process                         4,875            4,730          3,692
Finished goods                         12,313           14,305         11,225
                                  -----------      -----------    -----------
Total inventories                 $    22,736      $    24,759    $    25,363
                                  ===========      ===========    ===========


Inventories valued using the LIFO method comprised approximately 86% and 83% of consolidated inventories at June 30, 1996 and 1995, respectively. LIFO inventories are valued at less than current cost by $12,055, $11,805 and $17,473 at September 30, 1996, June 30, 1996 and 1995, respectively.


NOTE 4 - ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                                             June 30,
                                  September 30,   ---------------------------
                                      1996             1996           1995
                                      ----             ----           ----
                                  (Unaudited)

Employee benefits                $    12,450      $    11,951    $    12,774
Insurance                              2,228            3,493          3,089
Property taxes                         1,289            1,336          2,302
Salaries and wages                     2,504            2,166          2,506
Interest                               2,064            4,187            623
Customer deposits                                         448            508
Other expenses                         3,119            4,313          3,838
                                 -----------      -----------    -----------
Total accrued liabilities        $    23,654      $    27,894    $    25,640
                                 ===========      ===========    ===========

NOTE 5 - EMPLOYEE BENEFITS

The Company provides all qualified U.S. employees participation in the Waldorf Employees' Pension Plan. Pension expense under this plan for the years ended June 30, 1996, 1995 and 1994, was $2,241, $2,373 and $2,416, respectively.

The components of net periodic pension cost under the U.S. plan are:

                                                                        June 30,
                                                          -----------------------------------
                                                              1996         1995         1994
                                                              ----         ----         ----
Service cost - benefits earned during the period          $   2,262    $   2,234    $   2,183
Interest cost on projected benefit obligation                 2,251        1,890        1,781
Actual return on plan assets                                 (4,058)      (2,335)        (343)
Net amortization and deferral                                 1,786          584       (1,205)
                                                          ---------    ---------    ---------
                                                          $   2,241    $   2,373    $   2,416
                                                          =========    =========    =========


The following table sets forth the funded status of the U.S. plan:

                                                                                            June 30,
                                                                                    ----------------------
                                                                                       1996         1995
                                                                                       ----         ----
Actuarial present value of accumulated benefit obligation:
   Vested benefits                                                                  $  24,398    $  22,021
   Nonvested benefits                                                                   1,285        1,214
                                                                                    ---------    ---------
       Total accumulated benefit obligation                                         $  25,683    $  23,235

Projected benefit obligation                                                        $  30,547    $  26,835
Market value of plan assets                                                            31,063       27,000
                                                                                    ---------    ---------
Overfunded pension obligation                                                             516          165

Unrecognized net loss (gain)                                                           (1,912)         (37)
Unrecognized prior service cost                                                            21           24
                                                                                    ---------    ---------
Prepaid pension cost (pension liability)                                            $  (1,375)   $     152
                                                                                    =========    =========


The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation under the U.S. plan were 7.5% and 4.5% for 1996, 7.5% and 4.0% for 1995, and 7.5% and 4.0% for 1994. The expected long-term rate of return on assets for the U.S. plan was 8.5%, 7.5% and 7.5% for 1996, 1995 and 1994, respectively.

The Company also offers all full-time U.S. employees with 1,000 hours of qualified service participation in the Capital Accumulation Plan. The Plan is a defined contribution employee retirement savings plan which provides a Company matching of employees' contributions. The Plan also includes a profit sharing feature which provides an additional Company contribution based on the Company's performance. The Company's contributions to the Plan for the years ended June 30, 1996, 1995 and 1994, were $3,137, $3,839 and $3,166, respectively.

Canadian employees are offered similar benefits, except as otherwise dictated by existing collective bargaining agreements or Canadian legislation, under separate pension and Capital Accumulation plans. Pension expense under the Canadian plans was $203, $45 and $165 during the years ended June 30, 1996, 1995 and 1994, respectively.

NOTE 6 - LONG-TERM DEBT

Long-term debt consists of the following:

                                                                   June 30,
                                                         ------------------------------
                                                                 1996
                                                         -------------------     1995
                                                         Carrying     Fair     Carrying
                                                          Amount      Value     Amount
                                                          ------      -----     ------
Senior notes                                             $100,000   $ 99,067
Term loan                                                                      $120,715
U.S revolving loan                                                                1,000
U.S. bankers' acceptances, net of unamortized interest
  of $131 and $26                                          38,869     38,869     26,974
Term loan on equipment                                      3,223      3,223      4,402
Canadian Loans                                                                    7,680
Other debt                                                  3,688      3,688      3,058
                                                         --------   --------   --------
Total long-term debt                                     $145,780   $144,847   $163,829
                                                         ========   ========   ========


At June 30, 1995, the Company was party to a credit facility comprised of a Term Loan in the original amount of $130,000 and a Revolving Loan not to exceed $50,000. At June 30, 1995, the Company's Canadian subsidiary had a loan agreement with Toronto Dominion Bank comprised of a Canadian $8,250 Term loan and a revolving Loan not to exceed Canadian $10,000.

In July 1995, the Company refinanced the U.S. and Canadian loan facilities with 7.42% fixed rate $100,000 Senior Unsecured Notes and a floating rate $110,000 Unsecured Syndicated Revolving Loan Facility. The Senior notes mature on June 30, 2005 with annual repayments of $14,286 beginning on June 30, 1999. The Revolving Loan Commitment expires on June 30, 2000. The Company has $39,000 of domestic bankers' acceptances outstanding at June 30, 1996, which have a weighted average interest rate of 5.75%. The bankers' acceptances have been classified as long-term debt in accordance with the Company's intention and ability to refinance such obligations on a long-term basis. At June 30, 1996, the Company had outstanding letters of credit totaling $5,756. A facility fee ranging from .2% to .375% is charged on the entire Revolving Loan facility based on quarterly leverage ratios. As a result of the refinancing, unamortized fees of $1,523 related to the prior credit agreement were expensed in July 1995.

The Company has entered into several contracts to hedge against fluctuation in interest rates. The agreements, which expire on February 28, 2000 and 2001, vary from interest rate swaps, whereby the Company makes payments based on fixed rates of interest and receives payments based on floating interest rate indices, to interest rate collars, whereby exposure is protected within a range of rates. The fair value of the contracts, which have an aggregate notional amount of $80,000, was approximately $2,773 at June 30, 1996. This represents the estimated amount the Company would pay to terminate the agreements, taking into consideration the current interest rate and market conditions. The Company does not hold or issue financial instruments for trading purposes.

In December 1990, the Company entered into a $9,704, seven-year note secured by certain capital equipment. The note bears interest at 9.7% and is payable in monthly principal installments of $98 plus interest with a balloon payment of $1,554 in December 1997.

Scheduled maturities of the Company's long-term debt for fiscal years ending June 30 are as follows:

         1997                                             $   2,699
         1998                                                 3,209
         1999                                                14,559
         2000                                                53,430
         2001                                                14,563
         Thereafter                                          57,320
                                                          ---------
                                                          $ 145,780
                                                          =========

NOTE 7 - LONG-TERM LEASES

The Company and its Canadian subsidiary lease equipment and a facility under long-term operating leases. Minimum annual lease commitments under the lease are as follows:

         Year Ended June 30,
         -------------------
         1997                                              $   1,368
         1998                                                  1,368
         1999                                                  1,368
         2000                                                  1,368
         2001                                                  1,563
         Thereafter                                           13,753
                                                           ---------
                                                           $  20,788
                                                           =========


Rent expense for the years ended June 30, 1996, 1995 and 1994 was $1,285, $1,111, and $1,318, respectively.


NOTE 8 - INCOME TAXES

The Company is included in the consolidated federal and certain state income tax returns of Wabash and is party to a tax allocation agreement with Wabash which allocates taxes to the Company as if it filed a separate tax return.

The provision for income taxes is comprised of the following:

                                          For the Years Ended June 30,
                                     -------------------------------------
                                         1996          1995         1994
                                         ----          ----         ----
Current:
   Federal                           $     9,836  $     7,057  $    10,679
   State                                   2,346        1,354        2,025
                                     -----------  -----------  -----------
                                          12,182        8,411       12,704
Deferred:
   Federal                                 2,027        1,262        1,260
   State                                     290          180          181
                                     -----------  -----------  -----------
                                     $    14,499  $     9,853  $    14,145
                                     ===========  ===========  ===========


The Company's effective tax rate differs from the federal statutory rate as follows:

                                                  For the Years Ended June 30,
                                                  ----------------------------
                                                   1996       1995       1994
                                                   ----       ----       ----
Federal statutory tax rate                         35.0%      35.0%      35.0%

Increase in taxes resulting from:
   State taxes, net of federal benefit              4.5%       4.8%       4.6%
   Canadian subsidiary net operating loss           4.9%       4.5%
   Other                                            1.1%        .5%       1.3%
                                                   ----       ----       ----
                                                   45.5%      44.8%      40.9%
                                                   ====       ====       ====

Domestic deferred tax assets and (liabilities) are comprised of the following at June 30:

                                                          1996         1995
                                                          ----         ----
Tax over book depreciation                             $ (20,511)   $ (18,557)
Vacation accrual                                           2,026        1,883
Workers' compensation accrual                                891          990
Other, net                                                   951        1,358
                                                       ---------    ---------
Net deferred tax liability                             $ (16,643)   $ (14,326)
                                                       =========    =========


The Company's Canadian subsidiary has a net operating loss available for carryforward as follows:

                                                                 Canadian $s
                                                                 -----------
Tax loss carryforwards through June 30, 1996                      $  13,000
Temporary differences, primarily depreciation                        (3,200)
                                                                  ---------
Book loss carryforward at June 30, 1996                               9,800
Less valuation reserve                                               (9,800)
                                                                  ---------
Net asset recorded                                                $       0
                                                                  =========


If not utilized, $400 of the carryforward will expire in 1998, $2,600 in 1999, $1,000 in 2000, $4,500 in 2001, and $4,500 in 2002.

The Internal Revenue Service has examined the 1989, 1990, and 1991 consolidated federal income tax returns of Wabash and issued a deficiency notice in March, 1993. Several issues have been settled with the IRS, but Wabash is currently petitioning one remaining issue in U. S. Tax Court. Management believes that resolution of this matter will not have a material adverse impact on the results of operations, cash flows or financial position of Wabash or the Company.


NOTE 9 -  FOREIGN OPERATIONS

The Company owns a Canadian subsidiary, WALDORF INC, which is a manufacturer of folding cartons. WALDORF INC's assets and liabilities totaled $14,040 and $4,767, at June 30, 1996 and $15,345 and $11,930 at June 30, 1995. WALDORF INC's
net sales were $27,663, $25,625 and $31,004 during the years ended June 30, 1996, 1995 and 1994, respectively. WALDORF INC's net income (loss) for the years ended June 30, 1996, 1995 and 1994 was ($4,446), ($2,833) and $109,
respectively.


NOTE 10 - STOCKHOLDER'S EQUITY

During fiscal year 1995, the Company repurchased 892 shares of common stock held by management employees at a defined book value per share of $11,829 (not in thousands).


NOTE 11 - COMMITMENTS AND CONTINGENCIES

In the normal course of its operations, the Company is party to a long-term contract for energy supply at its paper mill operations.

The Company is party to a contingent interest agreement which requires the Company, Wabash, or the stockholders of Wabash, in the event of "disposition", as defined, of the Company, to pay a former creditor a percentage of the net proceeds received from such disposition (see Note 15).

NOTE 12 - STOCK APPRECIATION RIGHTS

During fiscal year 1995, the Company adopted a Stock Appreciation Rights (SAR) Plan to provide incentives to certain executives. SAR units are granted at the discretion of the Company's Board of Directors at reference share values generally at or above fair market value at the date of grant. Granted SAR units have varying vesting provisions and vested SAR units may be exercised at any time during the SAR holder's employment, but only after the fifth anniversary of the SAR grant date. An eligible employee may not exercise more than one third of their vested SAR units in any calendar year. Additionally, a portion of certain executives' bonuses are distributed in SARs which vest on the distribution date. Upon exercise, SAR holders are entitled to receive payment equal to the difference between the reference share value as of the exercise date and the reference share value as of the grant date. Additionally, in the event of a change in control of the Company, as defined, on or before December 31, 1999, certain SAR holders are entitled to an additional payment as determined by the Board of Directors (see Note 15). Compensation expense is recognized ratably over the SAR vesting periods for increases in the reference share value, as determined annually by an independent appraiser. During the years ended June 30, 1996 and 1995, the Company recorded approximately $329 and $215 of compensation expense related to the SAR Plan. At June 30, 1996, the reference share value was $26 (not in thousands) and approximately 422,000 (not in thousands) purchased and granted SAR units were outstanding.


NOTE 13 - MAJOR CUSTOMERS

For the years ended June 30, 1996, 1995 and 1994, one customer represented 15%, 16% and 18%, respectively, of the Company's total net sales. A second customer represented 11%, 11% and 8%, respectively, of the Company's net sales during fiscal 1996, 1995 and 1994. No other customer represented more than 10% of net sales.


NOTE 14 - SEGMENT INFORMATION

The Company operates principally in two business segments. The converted products segment is comprised of facilities that produce folding cartons, corrugated containers and partitions, and laminated paperboard products. The paperboard segment consists of facilities that manufacture 100% recycled paperboard and corrugated medium and that recover recycled fiber. Intersegment sales are accounted for at prices which approximate market prices.

Following is a tabulation of business segment information for each of the past three fiscal years:


                                                For the Years Ended June 30,
                                            -----------------------------------
                                               1996         1995         1994
                                               ----         ----         ----
Net sales (aggregate):
   Converted products                       $ 257,160    $ 242,717    $ 244,188
   Paperboard                                 192,101      195,599      161,521
                                            ---------    ---------    ---------
                                              449,261      438,316      405,709

Less net sales (intersegment):
   Converted products
   Paperboard                                 (72,192)     (67,101)     (62,230)
                                            ---------    ---------    ---------
       Net sales (unaffiliated customers)   $ 377,069    $ 371,215    $ 343,479
                                            =========    =========    =========

Net sales (unaffiliated customers):
   Converted products                       $ 257,160    $ 242,717    $ 244,188
   Paperboard                                 119,909      128,479       99,291
                                            ---------    ---------    ---------
                                            $ 377,069    $ 371,215    $ 343,479
                                            =========    =========    =========

                                               For the Years Ended June 30,
                                           -----------------------------------
                                              1996         1995         1994
                                              ----         ----         ----
Operating income (expense):
   Converted products                      $  (2,846)   $   5,656    $   6,292
   Paperboard                                 53,827       37,067       42,019
                                           ---------    ---------    ---------
                                              50,981       42,723       48,311
   Less:  Corporate expense                   (4,895)      (7,602)      (5,944)
          Interest expense                   (14,215)     (13,122)      (7,776)
                                           ---------    ---------    ---------
Income before income taxes                 $  31,871    $  21,999    $  34,591
                                           =========    =========    =========

Identifiable assets:
   Converted products                      $ 102,424    $ 106,646    $  99,055
   Paperboard                                 84,748       79,668       58,862
   Corporate                                   9,676        9,901        8,681
                                           ---------    ---------    ---------
       Total                               $ 196,898    $ 196,215    $ 166,598
                                           =========    =========    =========

Capital expenditures:
   Converted products                      $  10,306    $   5,043    $   5,062
   Paperboard                                 11,894       21,179        5,929
   Corporate                                   1,056          978          292
                                           ---------    ---------    ---------
       Total                               $  23,256    $  27,200    $  11,283
                                           =========    =========    =========

Depreciation and amortization:
   Converted products                      $   7,851    $   7,626    $   7,237
   Paperboard                                  5,361        4,496        4,685
   Corporate                                   2,167        1,096        2,358
                                           ---------    ---------    ---------
       Total                               $  15,379    $  13,218    $  14,280
                                           =========    =========    =========


NOTE 15 - SUBSEQUENT EVENTS

On January 21, 1997, Rock-Tenn Company ("Rock-Tenn") purchased all of the outstanding common stock of Wabash, the Company's parent. The sale of Wabash's common stock effected a "change in control" as defined by the Company's SAR Plan and coincident with the closing of the stock sale the Company paid an aggregate of approximately $7 million to certain SAR holders. Additionally, in settlement of the contingent interest agreement described in Note 11, the Company paid a former creditor $25 million. The accompanying financial statements do not reflect any adjustments to reflect Rock-Tenn's cost basis in Wabash or the Company.

In December 1996, management announced its intentions to discontinue or dispose of the operations of WALDORF INC. Coincident with the stock sale, the stock of WALDORF INC. was sold to an entity in which certain Wabash shareholders hold a non-controlling interest. The Company incurred a pre-tax loss of approximately $9 million related to the discontinuance of operations at and disposal of WALDORF INC.